_______________________________

                       SECURITIES AND EXCHANGE COMMISSION
                         _______________________________

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                 _______________


Date  of  Report  (Date  of  earliest  event  reported):   February 2,  2002


                          Hundred Mile Plus Ltd., Inc.
                         (formerly known as VDO., Inc.)
                    ________________________________________
             (Exact name of registrant as specified in its charter)


                                     Florida
                         _______________________________
                 (State or other jurisdiction of incorporation)


       000-28267                                       68-0427012
(Commission File Number)                    (IRS Employer Identification No.)



                    Ramat Hagolan St. 13/1, Jerusalem, Israel
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  02-5400262


                             5315 New Utrecht Avenue
                               Brooklyn, NY 11219
          (Former name or former address, if changed since last report)

ITEM  2.     DISPOSITION  OF  ASSETS

On February 2, 2002, Hundred Mile Plus Ltd., Inc. (the "Company" or the "Registrant") completed the rescission of its agreement with Wave Technologies, Inc. ("Wave") for the acquisition of Wave's gasoline saving technology known as TM-81. The Company has returned the TM-81 technology to Wave. Due to market conditions, and a lack of financing, the Company determined that it would be unable to develop and market the TM-81 technology. As a result, the Company has ceased all development of Wave's gasoline saving technology.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

(a)  Financial  statements  of  businesses  acquired.

     None  required.

(b)  Pro  forma  financial  information.

     None  required.

(c)  Exhibits.

     10.1     Rescission  and  Settlement  Agreement

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: February 8, 2002        HUNDRED  MILE  PLUS  LTD., INC.


                                   By:/s/Joshua  Rabinowitz
                                   Joshua  Rabinowitz
                                   Chief  Executive  Officer